Exhibit 21.01

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

     The Registrant's subsidiaries and the state or country in which each is incorporated or organized are as follows:

Azuro, Inc.	Delaware, U.S.A.
Beijing Cadence Electronics Technology Company Limited	People’s Republic of China
Beijing Cadence Information Technology Co., Ltd.	People’s Republic of China
C2 Design Automation (d/b/a Forte Design Systems)	California, U.S.A.
Cadence Design (Israel) II Ltd.	Israel
Cadence Design Enablement Unlimited Company	Ireland
Cadence Design Systems (Canada) Ltd.	Canada
Cadence Design Systems (Cyprus) Ltd.	Cyprus
Cadence Design Systems (India) Private Limited	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Ltd.	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems A.B.	Sweden
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems do Brasil Microeletronica Ltda.	Brazil
Cadence Design Systems GmbH	Germany
Cadence Design Systems I B.V.	The Netherlands
Cadence Design Systems Kft.	Hungary
Cadence Design Systems Leasing, Inc.	Delaware, U.S.A.
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems Management (Shanghai) Ltd.	People’s Republic of China
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Group Unlimited Company	Ireland
Cadence International (Cyprus) Ltd.	Cyprus
Cadence International Ltd.	Ireland
Cadence Korea Ltd.	Korea
Cadence Taiwan, Inc.	Taiwan
Cadence Technology Ltd.	Ireland
Cadence U.S., Inc.	Delaware, U.S.A.
Castlewilder Unlimited Company	Ireland
Castlewilder Global Unlimited Company	Ireland
Chip Estimate Corporation	Delaware, U.S.A.
Daffodil Acquisition II, Inc.	Delaware, U.S.A.
Denali Software Kabushiki Kaisha	Japan
Denali Software, LLC	California, U.S.A.
Forte Design Systems, K.K.	Japan
Gardenia MJM II	Mauritius
Jasper Design Automation, LLC	California, U.S.A.
Jasper Holdings Ltd.	Cayman Islands

Nanjing Kai Ding Electronics Technology Co., Ltd.	China
nusemi inc	Delaware, U.S.A.
Quickturn Design Systems, Inc.	Delaware, U.S.A.
Rocketick, Inc.	Delaware, U.S.A
Rocketick Technologies Ltd.	Israel
SFM Technology, Inc.	Illinois, U.S.A.
Shanghai Cadence Electronics Technology Co., Ltd.	People’s Republic of China
Sigrity, Inc.	California, U.S.A.
Taray, Inc.	California, U.S.A.
Telos Venture Partners III, L.P.	Delaware, U.S.A.
Tensilica, LLC	Delaware, U.S.A.
Tundra Holdings, Inc.	Delaware, U.S.A.
TVP I LLC	Delaware, U.S.A.
TVP II LLC	Delaware, U.S.A.
TVP III LLC	Delaware, U.S.A.